Alliance Capital Management Holding L.P.
Pro Forma Calculation of Earnings Per Alliance Holding Unit
Years Ended December 31,

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
Basic Net Income Per Alliance Holding Unit (in thousands)       1999         1998         1997
---------------------------------------------------------       ----         ----         ----
Equity in earnings of Operating Partnership                   $204,338   $132,457   $ 52,407
Income taxes                                                    18,218     12,528          0
                                                              --------   --------   --------
Net income - Basic                                            $186,120   $119,929   $ 52,407
                                                              ========   ========   ========
Weighted average Alliance Holding Units outstanding - Basic     71,354     70,276     69,190
Basic net income per Alliance Holding Unit                    $   2.61   $   1.71   $   0.76
                                                              ========   ========   ========

Diluted Net Income Per Alliance Holding Unit (in thousands)
-----------------------------------------------------------
Net income - Basic                                            $186,120   $119,929   $ 52,407
Additional allocation of equity in earnings of the
   Operating Partnership resulting from assumed dilutive
   effect of employee options                                    7,056      4,447      1,970
                                                              --------   --------   --------
Net income - Diluted                                          $193,176   $124,376   $ 54,377
                                                              ========   ========   ========
Weighted average Alliance Holding Units outstanding -
   Diluted                                                      76,270     75,116     73,721
Diluted net income per Alliance Holding Unit                  $   2.53   $   1.66   $   0.74
                                                              ========   ========   ========
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